Exhibit 99.2

Contact: Tyler H. Rose Executive Vice President and Chief Financial Officer (310) 481-8484 or Michelle Ngo Senior Vice President and Treasurer (310) 481-8581	FOR RELEASE: September 12, 2013

KILROY REALTY CORPORATION PRICES OFFERING OF COMMON STOCK

LOS ANGELES, September 12, 2013 – Kilroy Realty Corporation (NYSE: KRC) today announced that it has priced its public offering of 5,500,000 shares of its common stock at $50.00 per share. The offering is expected to close on or about Tuesday, September 17, 2013, subject to customary closing conditions. The underwriters for the public offering have been granted a 30-day option to purchase up to an additional 825,000 shares of common stock. Barclays, BofA Merrill Lynch, J.P. Morgan and Wells Fargo Securities are acting as joint book-running managers. The estimated net proceeds from the offering are expected to be approximately $263.6 million, before giving effect to any purchase by the underwriters of additional shares.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include acquiring properties (including office properties and undeveloped land), funding development and redevelopment projects, and repaying indebtedness, which may include borrowings under the operating partnership’s revolving credit facility and term loan facility. Pending application of the net proceeds for those purposes, the operating partnership may temporarily invest such proceeds in marketable securities.

This offering is being made pursuant to an effective shelf registration statement and prospectus and related prospectus supplement filed by the Company with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

When available, copies of the prospectus supplement and related prospectus for this offering may be obtained by contacting Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone (888) 603-5847 or e-mail a request to barclaysprospectus@broadridge.com; BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attention: Prospectus Department or e-mail a request to dg.prospectus_requests@baml.com; J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone (866) 803-9204; or Wells Fargo Securities, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate Department, telephone (800) 326-5897 or e-mail a request to cmclientsupport@wellsfargo.com.

About Kilroy Realty Corporation. Kilroy Realty Corporation, a member of the S&P MidCap 400 Index, is a real estate investment trust active in major West Coast markets. For over 65 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. At June 30, 2013, KRC owned approximately 13.5 million rentable square feet of commercial office space.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on the Company’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of the Company’s control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others: risks associated with investment in real estate assets, which are illiquid, and with trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect the Company’s business and financial performance, see the factors included under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only, as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under Federal securities laws.

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